                                                                  EXHIBIT (c)(1)


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           NETWORKS ASSOCIATES, INC.,

                            CYCLONE ACQUISITION CORP.

                                       and

                                CYBERMEDIA, INC.

                                   dated as of

                                  July 28, 1998







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                                                  TABLE OF CONTENTS

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ARTICLE I             THE OFFER.................................................................................2
         Section 1.1.      The Offer............................................................................2
         Section 1.2.      Company Action.......................................................................4
         Section 1.3.      Directors............................................................................5

ARTICLE II            THE MERGER................................................................................6
         Section 2.1.      The Merger...........................................................................6
         Section 2.2.      Effective Time; Closing..............................................................6
         Section 2.3.      Effects of the Merger................................................................6
         Section 2.4.      Certificate of Incorporation and By-Laws of the Surviving Corporation................6
         Section 2.5.      Directors............................................................................7
         Section 2.6.      Officers.............................................................................7
         Section 2.7.      Conversion of Shares.................................................................7
         Section 2.8.      Options; Company Stock Plans; Warrants...............................................7
         Section 2.9.      Stockholders' Meeting................................................................8
         Section 2.10.     Merger Without Meeting of Stockholders...............................................9
         Section 2.11.     Dissenting Shares....................................................................9
         Section 2.12.     Payment for Shares...................................................................9
         Section 2.13.     Supplementary Action................................................................11

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................11
         Section 3.1.      Organization and Qualification of the Company.......................................11
         Section 3.2.      Company Capital Structure...........................................................12
         Section 3.3.      Obligations With Respect to Capital Stock...........................................12
         Section 3.4.      Authority...........................................................................13
         Section 3.5.      SEC Filings; the Company Financial Statements.......................................14
         Section 3.6.      Absence of Certain Changes or Events................................................15
         Section 3.7.      Taxes...............................................................................16
         Section 3.8.      Title to Properties; Absence of Liens and Encumbrances..............................17
         Section 3.9.      Intellectual Property...............................................................18
         Section 3.10.     Compliance; Permits; Restrictions...................................................22
         Section 3.11.     Litigation..........................................................................23
         Section 3.12.     Brokers' and Finders' Fees..........................................................23
         Section 3.13.     Employee Benefit Plans and Employee Matters.........................................23
         Section 3.14.     Environmental Matters...............................................................27
         Section 3.15.     Agreements, Contracts and Commitments...............................................28
         Section 3.16.     Change of Control Payments..........................................................29
         Section 3.17.     Customs.............................................................................29
         Section 3.18.     Information.........................................................................29
         Section 3.19.     Section 203 of the DGCL Not Applicable..............................................30

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER...................................30


                                       (i)
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                                                  TABLE OF CONTENTS
                                                      (continued
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         Section 4.1.      Organization and Qualification of Parent and Purchaser..............................30
         Section 4.2.      Authority...........................................................................30
         Section 4.3.      Information.........................................................................31
         Section 4.4.      Available Funds.....................................................................31
         Section 4.5.      Litigation..........................................................................32

ARTICLE V             COVENANTS................................................................................32
         Section 5.1.      Conduct of Business by the Company..................................................32
         Section 5.2.      Source Code Escrow..................................................................35
         Section 5.3.      Access to Information...............................................................36
         Section 5.4.      Efforts.............................................................................37
         Section 5.5.      Public Announcements................................................................37
         Section 5.6.      Employee Benefit Arrangements.......................................................38
         Section 5.7.      Indemnification.....................................................................38
         Section 5.8.      Notification of Certain Matters.....................................................39
         Section 5.9.      State Takeover Laws.................................................................39
         Section 5.10.     No Solicitation.....................................................................39
         Section 5.11.     Section 203 of the DGCL.............................................................42

ARTICLE VI            CONDITIONS TO CONSUMMATION OF THE MERGER.................................................42
         Section 6.1.      Conditions..........................................................................42

ARTICLE VII           TERMINATION; AMENDMENTS; WAIVER..........................................................43
         Section 7.1.      Termination.........................................................................43
         Section 7.2.      Notice of Termination; Effect of Termination........................................44
         Section 7.3.      Fees and Expenses...................................................................44
         Section 7.4.      Amendment...........................................................................46
         Section 7.5.      Extension; Waiver...................................................................46

ARTICLE VIII          MISCELLANEOUS............................................................................46
         Section 8.1.      Non-Survival of Representations and Warranties......................................46
         Section 8.2.      Entire Agreement; Assignment........................................................46
         Section 8.3.      Validity............................................................................47
         Section 8.4.      Notices.............................................................................47
         Section 8.5.      Governing Law.......................................................................48
         Section 8.6.      Interpretation......................................................................48
         Section 8.7.      Counterparts........................................................................48
         Section 8.8.      Severability........................................................................48
         Section 8.9.      Parties in Interest.................................................................48
         Section 8.10.     Certain Definitions.................................................................48
         Section 8.11.     Specific Performance................................................................49




                                      (ii)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 28, 1998, by and among Networks Associates, Inc., a Delaware corporation ("Parent"), Cyclone Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and CyberMedia, Inc., a Delaware corporation (the "Company").


                                    RECITALS

         A. The respective Boards of Directors of Parent, Purchaser and the Company and the sole stockholder of Purchaser have approved the acquisition of the Company by the Purchaser on the terms and subject to the conditions set forth in this Agreement;

         B. Pursuant to this Agreement, Purchaser has agreed to commence a tender offer (the "Offer") to purchase all of the outstanding shares of the Company's common stock, par value $0.01 per share (the "Shares"), at a price per Share of $9.50 (the "Offer Price");

         C. The Board of Directors of the Company (the "Company Board") has (i) approved the Offer and (ii) adopted and approved this Agreement and is recommending that the Company's stockholders accept the Offer, tender their Shares to Purchaser and approve this Agreement;

         D. The Board of Directors of Purchaser and the Company Board have approved the merger of the Purchaser with and into the Company, as set forth in this Agreement (the "Merger"), in accordance with the Delaware General Corporation Law (the "DGCL") and upon the terms and subject to the conditions set forth in this Agreement, whereby each of the issued and outstanding Shares not owned directly or indirectly by Parent, Purchaser or the Company will be converted into the right to receive in cash the Offer Price or such higher price as is paid pursuant to the Offer;

         E. As a condition and inducement to Parent's and Purchaser's willingness to enter into this Agreement, upon the execution and delivery of this Agreement, Kanwal Rekhi, James R. Tolonen, Suhas Patil and Ronald S. Posner (the "Director Stockholders") and Robert Davis and Kenneth Kucera (the "Management Stockholders") are simultaneously entering into and delivering support agreements (the "Support Agreements") in the form attached hereto as Annex II;

         F. As a condition and inducement to Parent's and Purchaser's willingness to enter into this Agreement, Parent and the Company are simultaneously entering into and delivering a stock option agreement (the "Company Option Agreement") in the form attached hereto as Annex III; and

         G. Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, Purchaser and the Company agree as follows:


                                    ARTICLE I

                                    THE OFFER

        Section 1.1. The Offer.

        (a) Provided that this Agreement shall not have been terminated in accordance with Article VII hereof, as promptly as practicable but in no event later than the fifth business day following the date of this Agreement, Purchaser shall, and Parent shall cause Purchaser to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer at the Offer Price.

        (b) The obligations of Purchaser to consummate the Offer and to accept for payment and pay for any of the Shares tendered shall be subject to the conditions set forth on Annex I hereto (the "Tender Offer Conditions"), including the condition that a number of Shares equal to a majority of the Shares outstanding on a fully diluted basis (including for purposes of such calculation all Shares issuable upon exercise of all stock options and warrants which are vested or scheduled to vest on or before October 31, 1998 with an exercise price less than the Offer Price, and conversion of all convertible securities or other rights to purchase or acquire Shares with a conversion price less than the Offer Price) shall be validly tendered and not withdrawn prior to the Expiration Date or shall be held by Parent, Purchaser or any affiliate thereof or issuable upon the exercise or conversion of any equity or debt security held by Parent, Purchaser or any affiliate thereof which is then exercisable or convertible (the "Minimum Condition"). The amount of the Offer Price shall be net to the seller in cash, upon the terms and subject to the conditions of the Offer and subject to reduction for any applicable federal back-up or other applicable withholding or stock transfer taxes. The Offer shall remain open until 12:00 Midnight, New York City time, on the twentieth business day following the commencement of the Offer. Parent and Purchaser agree that if all of the conditions set forth in Annex I hereto are not satisfied by the time of any scheduled termination of the Offer then, provided that all such conditions are reasonably capable of being satisfied, Purchaser shall extend the Offer until such conditions are satisfied or waived; provided that Purchaser shall not be required to extend the Offer beyond September 15, 1998. As used in this Agreement, the "Expiration Date" means 12:00 Midnight, New York City time, on the twentieth business day following the commencement of this Offer, unless Purchaser extends the Offer as permitted or required by this Agreement, in which case the "Expiration Date" means the latest time and date to which the Offer is extended.

        (c) Purchaser expressly reserves the right to waive any conditions to the Offer (other than the


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

conditions set forth in clauses (i) or (iii)(d) of Annex I), to increase the price per Share payable in the Offer, to extend the duration of the Offer, or to make any other changes in the terms and conditions of the Offer; provided, however, that, without the Company's prior written consent, no such change may be made which decreases the price per Share payable in the Offer, changes the form of consideration to be paid in the Offer, reduces the maximum number of Shares to be purchased in the Offer, imposes conditions to the Offer in addition to the Tender Offer Conditions or amends any other material terms of the Offer in a manner adverse to the Company's stockholders; and provided further that the Offer may not, without the Company's prior written consent, be extended, except as necessary to provide time to satisfy the Tender Offer Conditions, and, in any event, may not be extended beyond September 30, 1998, except that Purchaser may extend the Offer for up to 10 business days, if as of such date, there shall not have been tendered at least 90% of the Shares then outstanding plus any Shares then held by Parent, Purchaser or any affiliate thereof or issuable upon the exercise or conversion of any equity or debt security held by Parent, Purchaser or any affiliate thereof which is then exercisable or convertible, so that the Merger could be effected without a meeting of the Company's stockholders in accordance with applicable provisions of the DGCL.

        (d) The Offer shall be made by means of an offer to purchase to which the Company shall not have reasonably objected (the "Offer to Purchase") containing the terms set forth in this Agreement and the Tender Offer Conditions. Concurrently with the commencement of the Offer, Parent and Purchaser shall file with the Securities and Exchange Commission (the "SEC") a tender offer statement on Schedule 14D-1 under the Exchange Act to which the Company shall not have reasonably objected reflecting the Offer (together with all exhibits, amendments and supplements thereto, the "Schedule 14D-1"). The
Schedule 14D-1 will contain or will incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisements (which Schedule 14D-1, Offer to Purchase and other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Purchaser agree to provide the Company and its counsel with any comments which Parent, Purchaser or their counsel may receive from the SEC or the staff of the SEC with respect to such documents promptly after receipt thereof. Parent and Purchaser represent and warrant that the Offer Documents will, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, comply in all material respects with all provisions of applicable federal securities laws and the rules and regulations promulgated thereunder. Parent, Purchaser and the Company agree promptly to correct any information provided by any of them for use in the Offer Documents that shall be or have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws.

        (e) Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will purchase by accepting for payment and will pay for Shares validly tendered and not properly withdrawn, as promptly as practicable after the Expiration Date. Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to pay for any Shares that Purchaser becomes obligated to accept for payment, and pay for, pursuant to the Offer.

        Section 1.2. Company Action.

        (a) The Company hereby approves of and consents to the Offer and represents and warrants that (i) the Company Board has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the holders of the Shares, (B) approved and adopted this Agreement and the transactions contemplated hereby and (C) resolved to recommend that the stockholders of the Company accept the Offer and approve and adopt this Agreement and approve the transactions contemplated hereby (provided, however, that subject to the provisions of Section Section 5.10, such recommendation may be withdrawn, modified or amended in connection with a Superior Proposal (as defined in Section Section 5.10) and (ii) Hambrecht & Quist ("H&Q"), the Company's financial advisor, has rendered to the Company Board its opinion to the effect that the consideration to be received by the holders of Shares pursuant to each of the Offer and the Merger is fair to the holders of Shares from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company Board described in clause (i) of the first sentence of this Section Section 1.2(a), and represents and warrants that it has obtained the consent of H&Q to the inclusion in the Offer Documents and the Schedule 14D-9 (as defined in Section Section 1.2(b) of a copy of the written opinion referred to in clause (ii) of the first sentence of this Section Section 1.2(a).

        (b) The Company shall file with the SEC, concurrently with the filing by Parent and Purchaser of the Schedule 14D-1, or promptly thereafter on the same day, a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, to which Parent shall not have reasonably objected, relating to the Offer (together with all exhibits, amendments and supplements thereto, the "Schedule 14D-9"), which shall, subject to Section Section 5.10 hereof, contain the recommendation of the Company Board described in Section Section 1.2((a)) and the information required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, and shall disseminate the Schedule 14D-9 as required by Rule 14D-9 under the Exchange Act. Parent and Purchaser each will supply to the Company any information with respect to itself and its officers, directors and affiliates required to be provided in the Schedule 14D-9. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC or dissemination to the stockholders of the Company. The Company agrees to provide Purchaser and its counsel with any comments the Company or its counsel may receive from the SEC with respect to the
Schedule 14D-9 promptly after receipt thereof. The Company represents and warrants that the Schedule 14D-9 will, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, comply in all material respects with all provisions of applicable federal securities laws and the rules and regulations promulgated thereunder. The Company, Parent and Purchaser agree promptly to correct any information provided by any of them for use in the Schedule 14D-9 that shall be or have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws.

        (c) The Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each of a recent date, and shall promptly furnish Purchaser with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request in connection with communicating the Offer and any amendments or supplements thereto to the Company's stockholders. Subject to the requirements of applicable laws and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Purchaser (and their agents) shall hold in confidence the information contained in any of such labels and lists and, if this Agreement shall be terminated, will promptly deliver to the Company all copies, extracts, or summaries of such information then in their possession or control or in the possession of their agents.

        Section 1.3. Directors.

        (a) Subject to compliance with applicable law, promptly upon the payment by Purchaser for the Shares pursuant to the Offer, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent or its affiliates bears to the total number of Shares then outstanding. The Company shall, upon request of Parent, promptly take all actions necessary to cause Parent's designees to be so elected, including, if necessary, increasing the size of the Company Board (to the extent permitted by the Company's Certificate of Incorporation and By-laws) and/or seeking the resignations of one or more existing directors, provided, however, that prior to the Effective Time (as defined in Section Section 2.2), the Company Board shall at all times have at least two members who are members of the Company Board on the date of this Agreement and are neither officers of the Company or any of its subsidiaries, or officers or directors of Purchaser or any of its affiliates ("Independent Directors"). If the number of Independent Directors is reduced below two prior to the Effective Time, the remaining Independent Director shall be entitled to designate a person to fill such vacancy who shall not be an officer or affiliate of the Company or any of its subsidiaries or an officer, director, or affiliate of Parent or any of its subsidiaries, and such person shall be deemed an Independent Director for all purposes of this Agreement. If no Independent Directors then remain, the other directors of the Company on the date hereof shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its subsidiaries, or officers, directors or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for all purposes of this Agreement.

        (b) The Company's obligations to appoint Parent's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall, at its expense, promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section Section 1.3 and shall include in the
Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section Section 1.3. Parent will supply any information with respect to itself, and its officers, directors and affiliates required by such Section and Rule to the Company.

        (c) Following the election or appointment of Parent's designees pursuant to this Section Section 1.3 and prior to the Effective Time (as defined in Section Section 2.2), any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or any waiver of any of the Company's rights hereunder, shall require the concurrence of a majority of the Independent Directors (or in the case where there is only one Independent Director, the concurrence of such Independent Director).

                                   ARTICLE II

                                   THE MERGER

        Section 2.1. The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

        Section 2.2. Effective Time; Closing. As soon as practicable after the satisfaction of the conditions set forth in Article VI, the Company shall execute, in the manner required by the DGCL, and file with the Secretary of State of the State of Delaware a duly executed and verified certificate of merger (the "Certificate of Merger"), and the parties shall take such other and further actions as may be required by law to make the Merger effective. Contemporaneous with such filing, a closing (the "Closing") will be held at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California, or at such other location as the parties may establish for the purpose of confirming the foregoing. The time the Merger becomes effective in accordance with applicable law is referred to herein as the "Effective Time."

        Section 2.3. Effects of the Merger. The Merger shall have the effects set forth in the applicable provision of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 2.4. Certificate of Incorporation and By-Laws of the Surviving Corporation.

        (a) The Certificate of Incorporation of the Company shall be amended to contain the substantive provisions of the Certificate of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.

        (b) Subject to the provisions of Section Section 5.7 of this Agreement, the By-Laws of Purchaser, as in effect at the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.

        Section 2.5. Directors. Subject to applicable law, the directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 2.6. Officers. The officers of Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 2.7. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of the Shares:

        (a) each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent, Purchaser, the Company or any of their wholly-owned subsidiaries, and any Dissenting Shares (as defined in Section
Section 2.11)) shall automatically be canceled and extinguished and shall be converted into the right to receive $9.50, or the greatest amount per Share as is paid pursuant to the Offer (the "Merger Consideration"), in cash without interest thereon (in the event of any reclassification, recapitalization, stock split, stock dividend or similar transaction with respect to the Shares, appropriate and proportionate adjustments, if any, shall be made to the amount of the Offer Price and Merger Consideration, and all references to the Offer Price or the Merger Consideration in this Agreement shall be deemed to be to the Offer Price or the Merger Consideration as so adjusted);

        (b) each Share issued and outstanding immediately prior to the Effective Time which is owned or held by Parent, Purchaser, the Company or any of their wholly-owned subsidiaries shall be canceled and extinguished and cease to exist, without any conversion thereof, and no payment shall be made with respect thereto;

        (c) each holder (other than holders referred to in Section Section 2.7((b))) of a certificate representing any Shares shall after the Effective Time cease to have any rights with respect to such Shares, except either to receive the Merger Consideration upon surrender of such certificate, or to exercise such holder's appraisal rights as provided in Section Section 2.11 and the DGCL; and

        (d) each share of Common Stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

        Section 2.8. Options; Company Stock Plans; Warrants.

        (a) At the Effective Time, each option to purchase shares of Company Common Stock (an "Option") outstanding under any of the Company's Amended 1993 Stock Plan, or 1996 Directors Option Plan (collectively the "Company Stock Plans") shall be assumed by Parent and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option (including, without limitation, any repurchase rights or vesting provisions) shares of Common Stock, $.01 par value, of Parent ("Parent Common Stock"), except that (i) such Option shall be exercisable for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Option immediately prior to the Effective Time multiplied by a fraction, the numerator of which is the Merger Consideration and the denominator of which is the average of the last reported sale prices of Parent Common Stock on the five (5) trading days immediately preceding the date of the Effective Time, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Option will be equal to the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Option immediately prior to the Effective Time divided by the number of full shares of Parent Common Stock purchasable thereafter in accordance with the foregoing, rounded down to the nearest whole cent. As soon as practicable after the Effective Time, Parent shall deliver to holders of Options appropriate notice setting forth such holders' rights pursuant hereto.

        (b) Parent shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Parent Common Stock for delivery under the Options assumed in accordance with this Section Section 2.8 and shall use its best efforts to cause such shares to be approved for quotation on the Nasdaq National Market. Within five business days following the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such Options and shall use its best efforts to maintain the effectiveness of such registration statement for so long as such Options remain outstanding.

        (c) Parent shall not assume or continue any outstanding warrants to purchase shares of Company Common Stock (the "Warrants"). The parties hereto shall take all appropriate action to provide that, at or following the Effective Time each holder of an outstanding Warrant shall be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Warrant and (ii) the number of Shares subject to such Warrant which are exercisable immediately prior to the Effective Time.

        Section 2.9. Stockholders' Meeting.

        (a) If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:

                (i) duly call, give notice of, convene and hold a special meeting of its stockholders

(the "Special Meeting") as soon as practicable following the acceptance for payment of and payment for Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                (ii) prepare and file with the SEC a preliminary proxy statement relating to the Merger and this Agreement, and use its best efforts (A) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond as soon as practicable to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders and (B) to obtain the necessary approvals of the Merger and adoption of this Agreement by its stockholders; and

                (iii) include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of the Merger and of this Agreement.

        (b) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of its other subsidiaries in favor of the approval of the Merger and of this Agreement.

        Section 2.10. Merger Without Meeting of Stockholders. Notwithstanding the provisions of Section Section 2.9, in the event that Purchaser shall acquire at least 90% of the outstanding Shares pursuant to the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Shares by Purchaser pursuant to the Offer without a meeting of stockholders of the Company, in accordance with the provisions of Section 253 of the DGCL.

        Section 2.11. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are outstanding immediately prior to the Effective Time and which are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration pursuant to Section Section 2.7, but the holders of Dissenting Shares shall instead be entitled to receive such consideration as shall be determined pursuant to
Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose such holder's right of appraisal and payment under the DGCL, such holder's Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, as provided in Section Section 2.7 and such Shares shall no longer be Dissenting Shares. The Company shall give Parent and Purchaser prompt notice of any demands received by the Company for appraisal of Shares, and of any withdrawals of demands for appraisal, or of any other instruments served pursuant to Section 262 of the DGCL and received by the Company. Prior to the Effective Time, Parent and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands for appraisal. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent and Purchaser, make any payment with respect to, or settle or offer to settle, any such demands. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under Section 262 of the DGCL.

        Section 2.12. Payment for Shares.

        (a) Prior to the Effective Time, Purchaser shall select and appoint a bank or trust company having net capital of not less than $100,000,000 to act as paying agent (the "Paying Agent") in effecting the payment of the Merger Consideration in respect of certificates (the "Certificates") that, prior to the Effective Time, represented Shares entitled to payment of the Merger Consideration pursuant to Section Section 2.7. At the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section Section 2.7.

        (b) Promptly after the Effective Time, Purchaser or Parent shall cause the Paying Agent to mail to each record holder of Certificates a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use of such letter of transmittal in surrendering the Certificates for payment. Upon the surrender of each Certificate, together with a completed and duly executed letter of transmittal and such other documents as may be requested in connection therewith, the Paying Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, in consideration therefor, and such Certificate shall forthwith be canceled. Until so surrendered, each Certificate shall represent solely the right to receive the aggregate Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on the Merger Consideration.

        (c) If the Merger Consideration (or any portion thereof) is to be paid and delivered to any person other than the person in whose name the Certificate surrendered is registered, it shall be a condition to such person's right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such taxes have been paid or are not applicable. In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall be required to pay the full Merger Consideration in respect of any Shares represented by such Certificate; however, Parent may require the owner of such lost, stolen or destroyed Certificate to execute and deliver to the Paying Agent a form of affidavit claiming such Certificate to be lost, stolen or destroyed in form and substance reasonably satisfactory to Parent and the posting by such owner of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against Parent or the Paying Agent.

        (d) Promptly following the date which is 180 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the aggregate Merger Consideration relating thereto, without any interest thereon. Notwithstanding the foregoing, none of Parent, Purchaser, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered immediately prior to such date on which any payment with respect thereto would otherwise escheat to or become the property of any court, administrative agency, commission, or other governmental authority or instrumentality ("Governmental Entity"), the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

        (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and canceled in return for the payment of the aggregate Merger Consideration relating thereto, as provided in this Article II.

        Section 2.13. Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either the Company or Purchaser, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the Company and Purchaser, to execute and deliver any and all documents and instruments and to take all other action necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Purchaser, subject to the exceptions specifically disclosed in writing in a disclosure schedule delivered by the Company to Parent on or before the date hereof and certified by a duly authorized officer of the Company (the "Company Schedule"), as follows:

        Section 3.1. Organization and Qualification of the Company.

        (a) The Company and each of its subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii) is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary other than in jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on the Company.

        (b) The Company has made available to Parent a true and complete list of all of the Company's subsidiaries as of the date of this Agreement, indicating the jurisdiction of organization of each subsidiary and the Company's equity interest therein.

        (c) The Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of the Company and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

        Section 3.2. Company Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.01 par value per share (the "Company Common Stock"), of which there were an aggregate of 13,362,540 shares issued and outstanding as of the close of business on July 27, 1998 (with no shares held in treasury) plus shares of Company Common Stock to be issued due to the exercise of Options since July 14, 1998, and 2,000,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued or outstanding. All outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. As of July 27, 1998, the Company has reserved an aggregate of 4,552,000 shares of the Company Common Stock, net of exercises, for issuance pursuant to the Company Stock Plans and is obligated to issue 22,511 shares of Company Common Stock pursuant to the Company's Employee Stock Purchase Plan during the current purchase period. As of July 27, 1998, there were Options outstanding to purchase an aggregate of 2,818,386 (minus shares of Company Common Stock issued upon exercise of Options since July 14, 1998) shares of the Company Common Stock pursuant to the Company Stock Plans. As of July 27, 1998, there were Warrants outstanding to purchase an aggregate of 59,668 shares of the Company Common Stock. All shares of the Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Company Schedule lists for each person who held Options or Warrants as of July 27, 1998, the name of the holder, the exercise price of such Option or Warrant, the number of shares as to which such Option or Warrant had vested at such date, the vesting schedule for such Option or Warrant, whether the exercisability of such Option or Warrant will be accelerated in any way by the transactions contemplated by this Agreement, and the extent of any such acceleration; provided that such schedule does not reflect Option exercises since July 14, 1998.

        Section 3.3. Obligations With Respect to Capital Stock. Except as set forth in Section Section 3.2, there are no shares of capital stock, partnership interests or similar ownership interests of any class of the Company's equity securities, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities the Company owns free and clear of all claims and encumbrances, directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of certain subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries, as of the date of this Agreement, there are no shares of capital stock, partnership interests or similar ownership interests of any class of equity securities of any subsidiary of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section Section 3.2, as of July 27, 1998, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as set forth in the Company Schedule and as contemplated by this Agreement, the Company Option Agreement and the Support Agreements, there are no registration rights and, to the knowledge of the Company, there are no voting trusts, proxies, rights plan, antitakeover plans or other agreements or understandings to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

        Section 3.4. Authority.

        (a) The Company has all requisite corporate power and authority to enter into this Agreement and the Company Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or the Company Option Agreement or to consummate the transactions contemplated hereby or thereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the then outstanding Shares entitled to vote thereon, to the extent required by the applicable law). This Agreement and the Company Option Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement and the Company Option Agreement by the Company do not, and the performance of this Agreement and the Company Option Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company or the equivalent organizational documents of any of its subsidiaries, (ii) subject to compliance with the requirements set forth in Section Section 3.4((b)) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, other than such conflicts or violations which, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect (as defined in Section Section 8.10((d))) on the Company or a material adverse effect on the ability of the parties hereto to consummate the Offer or the Merger, (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair the Company's material rights or alter the material rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets are bound or affected. The Company Schedule lists all consents, waivers and approvals under any of the Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate are not obtained, would be reasonably expected to have a Material Adverse Effect on the Company.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Company Option Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement, if applicable, with the SEC in accordance with the Exchange Act, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities (or related) laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be reasonably expected to have Material Adverse Effect on the Company or a material adverse effect on the ability of the parties hereto to consummate the Offer or the Merger.

        Section 3.5. SEC Filings; the Company Financial Statements.

        (a) The Company has filed in a timely manner all forms, reports and documents required to be filed by the Company with the SEC since October 23, 1996 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared, in all material respects, in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including any Company SEC Reports filed after the date hereof until the consummation of the Offer, (i) complied, or will comply, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was, or will be, prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented, or will present, the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The consolidated balance sheet of the Company as of June 30, 1998 set forth in Section 3.5 of the Company Schedule is hereinafter referred to as the "Company Balance Sheet" and shall be deemed to be a part of the Company Financials. Except as disclosed in the Company Financials, since the date of the Company Balance Sheet neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices.

        (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be so filed, to agreements, documents or other instruments which previously have been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

        Section 3.6. Absence of Certain Changes or Events. Between the date of the Company Balance Sheet and the date hereof, there has not been: (i) any event or occurrence which has had a Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees, directors or consultants following the termination of their services pursuant to the terms of pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock, (iv) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section Section 3.9((a))) other than non-exclusive licenses granted in the ordinary course of business consistent with past practice, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or SEC requirements, or (vii) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice.

        Section 3.7. Taxes.

        (a) For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (b) The Company and each of its subsidiaries have timely filed (taking into account applicable extensions) all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company, and have paid all Taxes shown to be due on such Returns.

        (c) The Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act

("FUTA") and any other Taxes required to be withheld, in all cases to the extent such amounts are material individually or in the aggregate.

        (d) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

        (e) To the Company's knowledge, no audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

        (f) No adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

        (g) Neither the Company nor any of its subsidiaries has any material liability for unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

        (h) There is no contract, agreement, plan or arrangement to which the Company is a party of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        (i) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

        (j) Neither the Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

        (k) Except as may be required as a result of the Merger, the Company and its subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

        (l) None of the Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

        (m) The Company Schedule lists (i) any foreign Tax holidays, (ii) any intercompany transfer pricing agreements, or other arrangements that have been established by the Company or any of its subsidiaries with any Tax authority and
(iii) any expatriate programs or policies affecting the Company or any of its subsidiaries.

        Section 3.8. Title to Properties; Absence of Liens and Encumbrances.

        (a) The Company Schedule lists all real property interests owned by the Company or any of its subsidiaries as of the date hereof. The Company Schedule lists all real property leases to which the Company or any of its subsidiaries is a party as of the date hereof and each amendment thereto. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim.

        (b) The Company and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens"), except as reflected in the Company Financials and except for liens for taxes not yet due and payable and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        Section 3.9. Intellectual Property.

        (a) The Company and each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, and all patent rights, trade secrets, schematics, technology, know-how, computer software and tangible or intangible proprietary information or material and other intellectual property or proprietary rights (collectively, "Intellectual Property") material to the conduct of its business as currently conducted, including without limitation all copyrights registered in the name of the Company or any of its subsidiaries ("Company Intellectual Property"). The Company and each of its subsidiaries has taken reasonable measures to protect the proprietary nature of each item of Company Intellectual Property that it considers confidential, and to maintain in confidence all trade secrets and confidential information that it presently owns or uses, except where the failure to own, license or possess legally enforceable rights to use such Company Intellectual Property would not, individually or in the aggregate, reasonably be expected to result in a material loss of benefits or a material loss to the Company's business.

                (i) Section Section 3.9((a))((i)) of the Company Schedule lists, as of the date hereof, all patents and patent applications and all trademarks, registered copyrights, trade names and service marks owned by, or licensed exclusively to, the Company or any of its subsidiaries and which are currently used in connection with the business of the Company or its subsidiaries, including the jurisdictions in which each item of such Company Intellectual Property has been issued or registered or in which any such application for such issuance or registration has been filed.

                (ii) Section Section 3.9(a)(ii) of the Company Schedule lists, as of the date hereof, all written licenses, sublicenses and other agreements to which Company or any of its subsidiaries is a party and pursuant to which any person is authorized to use any Company Intellectual Property rights, excluding (A) source or object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses") and (B) licenses, sublicenses or other agreements with resellers, distributors, original equipment manufacturers and other third party intermediaries that grant non-exclusive rights to use or modify (for purposes of establishing program interfaces) and resell or sublicense source or object code which (I) did not in any individual case represent $100,000 or more of revenues to the Company in 1997 on a consolidated basis, (II) were in all material respects in the standard form of agreements provided by the Company to Parent, and (III) the Company has no reason to believe will be material to the Company's or any of its subsidiaries' business or would reasonably be expected to result in a material loss to the Company.

                (iii) Section Section 3.9(a)(iii) of the Company Schedule lists, as of the date hereof, all written licenses, sublicenses and other agreements to which the Company or any of its subsidiaries is a party and pursuant to which the Company or any such subsidiary is authorized to use any third party Intellectual Property, including software ("Third Party Intellectual Property") which is incorporated in any existing product or service of the Company or any of its subsidiaries, or any material product or service currently under development ("Embedded Products").

                (iv) Section Section 3.9(a)(iv) of the Company Schedule lists, as of the date hereof, all written agreements or other arrangements under which the Company or any of its subsidiaries has provided or agreed to provide source code of any product of the Company or any of its subsidiaries to any third party, except for software development kits provided either to agent integration providers or by End-User Licenses.

                The Company has made available to Parent correct and complete copies of all patents, registrations, applications (owned by the Company or any of its subsidiaries), and all licenses, sublicenses and agreements referred to in this Section Section 3.9(a), each as amended to date. Except for retail purchases of software, neither the Company nor any of its subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section Section 3.9 of the Company Schedule under the terms of this Section Section 3.9(a).

        (b) With respect to each item of Company Intellectual Property that the Company or any of its subsidiaries owns: (i) other than common law trademarks, and subject to such rights as have been granted by the Company or any of its subsidiaries under non-exclusive license agreements and joint development agreements entered into by the Company or any of its subsidiaries (copies of which have previously been made available or disclosed in writing to Parent), the Company or its subsidiaries possess all right, title and interest in and to such item; and (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction that materially interferes with the conduct of the Company's or any of its subsidiaries' business as currently conducted.

        (c) Except as set forth in Section 3.9 of the Company Schedule, with respect to each item of Third Party Intellectual Property listed in Section 3.9(a)(iii): (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company or such subsidiary, and, to the Company's knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) neither the Company nor any of its subsidiaries is in material breach or default thereunder, and, to the Company's knowledge, no other party to such license, sublicense or other agreement is in material breach or default thereunder, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or any of its subsidiaries or permit termination, modification or acceleration thereunder by the other party thereto; (iii) to the Company's knowledge, the underlying item of Third Party Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction to which the Company or any of is subsidiaries is a party or has been specifically named that materially interferes with the conduct of the Company's or any of its subsidiaries' business as currently conducted, nor, to the Company's knowledge, subject to any other outstanding judgment, order, decree, stipulation, or injunction that materially interferes with the conduct of the Company's or any of its subsidiaries' business as currently conducted.

        (d) Except as set forth in Section 3.9 of the Company Schedule, as of the date hereof, neither the Company nor any of its subsidiaries has (i) been named in any suit, action or proceeding as to which it has been served with process which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or (ii) received any written notice alleging any such claim of infringement or misappropriation. The Company has made available to Parent correct and complete copies of all such suits, actions or proceedings or written notices. To the Company's knowledge, except as set forth in Section 3.9 of the Company Schedule, the manufacturing, marketing, licensing or sale of the products or the performance of the services offered by the Company and its subsidiaries do not currently infringe, and have not infringed, any Intellectual Property right of any third party (other than patent rights) or, to the Company's knowledge, any patent rights of third parties; and, to the knowledge of the Company, none of the Company Intellectual Property rights are being infringed by activities, products or services of any third party.

        (e) Except as set forth in Section 3.9 of the Company Schedule, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company nor any of its subsidiaries to be in violation or default under any license, sublicense or other agreement relating to Intellectual

Property, nor terminate nor modify nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, nor limit in any way the Company's or any of its subsidiaries' ability to conduct its business or use or provide the use of Company Intellectual Property or any Intellectual Property rights of others, which violation, default, termination, modification or limitation would reasonably be expected, individually or in the aggregate, to result in a material loss of benefits or material loss to the Company.

        (f) Except for Embedded Products for which the Company has valid non-exclusive licenses which are disclosed in Section 3.9 of the Company Schedule and which are adequate for each of the Company's and its subsidiaries' businesses as presently conducted, and except for usual and customary rights retained by the United States government with respect to Intellectual Property developed under research contracts with the Federal government (the "Retained Fed Rights"), the Company is the sole and exclusive owner or the licensee of, with all right, title and interest in and to all Company Intellectual Property (free and clear of any liens or encumbrances), and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use and distribution thereof or the material covered thereby in connection with the services or products in respect of which Company Intellectual Property is being used, except where the failure to have such rights would not reasonably be expected to result in a material loss of benefits or loss to the Company. To the Company's knowledge, the United States government has never exercised, and the Company has no notice that the government intends to exercise, its rights to use or provide to others the use of the Retained Fed Rights with respect to any Company Intellectual Property in a manner that would be material to the Company's non-governmental business. The Retained Fed Rights do not materially interfere with the conduct of the Company's business.

        (g) The Company has made available to Parent copies of the Company's and each of its subsidiaries' standard forms of End-User Licenses. Except as disclosed in Section 3.9 of the Company Schedule (which describes the material variations from the standard form of End-User License), as of the date hereof, neither the Company nor any of its subsidiaries has entered into any End-User Licenses which contain terms materially different than as set forth in the standard forms of such agreements made available to Parent.

        (h) The Company and each of its subsidiaries has taken reasonable security measures to safeguard and maintain the secrecy, confidentiality and value of, and its property rights in, all Company Intellectual Property. All officers, employees and consultants of the Company or any of its subsidiaries who have access to proprietary information or Company Intellectual Property have executed and delivered to the Company or such subsidiary an agreement regarding the protection of proprietary information and the assignment to the Company or any of its subsidiaries of all Intellectual Property arising from the services performed for the Company or any of its subsidiaries by such persons. To the Company's knowledge, no current or prior officers, employees or consultants of the Company or any of its subsidiaries claim any ownership interest in any material Company Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to the Company or any of its subsidiaries, or otherwise. Except as set forth in Section 3.9 of the Company Schedule and except for the Embedded Products, all Company Intellectual Property has been developed by employees of the Company or its subsidiaries, within the course and scope of their employment.

        (i) The Company and each of its subsidiaries has sufficient right, title and interest in and to all material software development tools, not entirely developed internally, currently used by the Company or any of its subsidiaries in the development of any of the computer software included in the Company Intellectual Property.

        (j) To the Company's knowledge, there are no material defects in the Company's or any of its subsidiaries' software products, and there are no errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Company's or any of its subsidiaries' software products (collectively, the "Design Documentation"), which defects or errors would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The occurrence in or use by the computer software products currently sold by the Company or any of its subsidiaries, of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the software with respect to date dependent data, computations, output or other functions (including without limitation, calculating, computing and sequencing) and such software will create, sort and generate output data related to or including Millennial Dates without errors or omissions.

        (k) No government funding or university or college facilities were used in the development of the Company's or any of its subsidiaries' software products and such software was not developed pursuant to any contract or other agreement with any person or entity except pursuant to contracts or agreements listed in Section 3.9 of the Company Schedule.

        (l) Section 3.9 of the Company Schedule lists all material warranty claims (including any pending claims) related to the Company's or any of its subsidiaries' products and the nature of such claims, except for customary product support and maintenance. Except as set forth in Section 3.9 of the Company Schedule, neither the Company nor any of its subsidiaries has made any material oral or written representations or warranties with respect to its products or services.

        (m) Except as set forth in Section 3.9 of the Company Schedule, the Company and its subsidiaries have been and are in compliance with the Export Administration Act of 1979, as amended, and all regulations promulgated thereunder.

        Section 3.10. Compliance; Permits; Restrictions.

        (a) Neither the Company nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. To the knowledge of the Company, no investigation or review by any Governmental Entity is pending or has been threatened against the Company or any of its subsidiaries, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of the Company or any of its subsidiaries. There is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company as currently conducted.

        (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from any Governmental Entities that are material to and required for the operation of the business of the Company as currently conducted (collectively, the "Company Permits") except for any such failure which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect on the Company.

        Section 3.11. Litigation.

        (a) There are no claims, suits, actions or proceedings pending or, to the Company's knowledge, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement, or, except as set forth in Section 3.11 of the Company Schedule, which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company. No Governmental Entity has at any time challenged or questioned in a writing delivered to the Company the legal right of the Company to design, manufacture, offer or sell any of its products in the present manner or style thereof.

        (b) Neither the Company nor any of its subsidiaries has ever been notified in writing that it has been subject to an audit, compliance review, investigation or like contract review by the office of the Inspector General of the U.S. General Services Administration or any other Governmental Entity or agent thereof in connection with any government contract (a "Government Audit"). To the Company's knowledge, no Government Audit is threatened, and in the event of any such Government Audit, to the knowledge of the Company, no basis exists for a finding of noncompliance with any material provision of any government contract or for a material refund of any amounts paid or owed to the Company or any of its subsidiaries by any Governmental Entity pursuant to such government contract. For each item disclosed in the Company Schedule pursuant to this
Section 3.11 a true and complete copy of all material correspondence and documentation with respect thereto has been made available to Parent.

        Section 3.12. Brokers' and Finders' Fees. Except for fees payable to H&Q pursuant to an engagement letter dated March 31, 1998, a copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        Section 3.13. Employee Benefit Plans and Employee Matters.

        (a) With the exception of the definition of "Affiliate" set forth in
Section 3.13(a)(i) below (which definition shall apply only to this Section 3.13), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                (ii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee (as defined in Section 3.13(a)(v) below);

                (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                (iv) "DOL" shall mean the Department of Labor;

                (v) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                (ix) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company, whether informally or formally, for the benefit of Employees outside the United States;

                (x) "IRS" shall mean the Internal Revenue Service;

                (xi) "Multiemployer Plan" shall mean any Pension Plan (as defined in Section 3.13(a)(xiii) below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                (xii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

                (xiii) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

        (b) The Company Schedule contains an accurate and complete list of each Company Employee Plan and each material Employee Agreement as of the date hereof. The Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or material Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

        (c) The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement, including all amendments thereto and written interpretations thereof;
(ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all IRS determination, opinion, notification and advisory letters, and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Company Employee Plan; (vi) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all standard COBRA forms and related notices; and (ix) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

        (d) (i) The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation in any material respect of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under

Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to such plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Company's knowledge, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the Company's knowledge, threatened by the IRS or DOL with respect to any Company Employee Plan; and
(vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

        (e) The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

        (f) At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

        (g) No Company Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to or with any Employee (either individually or as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

        (h) Neither the Company nor any Affiliate has, prior to the Effective Time, and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

        (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

        (j) The Company: (i) is in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours;
(ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees, which amounts are material individually or in the aggregate; (iii) is not liable for any material arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Company's knowledge, threatened claims or actions against the Company under any worker's compensation policy or long-term disability policy. To the Company's knowledge, no employee of the Company has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by the Company and disclosing to the Company or using trade secrets or proprietary information of any other person or entity.

        (k) No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company, threatened. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Company's knowledge, threatened relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is currently being negotiated by the Company.

        (l) Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. No International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason.

        Section 3.14. Environmental Matters.

        (a) Except as would not be reasonably likely to result in material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of

1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "Hazardous Material"), is present, as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

        (b) Except as would not be reasonably likely to result in a material liability to the Company (in any individual case or in the aggregate) (i) neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, and (ii) neither the Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        (c) The Company and its subsidiaries currently hold all material environmental approvals, permits, licenses, clearances and consents (the "Company Environmental Permits") necessary for the conduct of the Company's and its subsidiaries' Hazardous Material Activities and other businesses of the Company and its subsidiaries as such activities and businesses are currently being conducted.

        (d) No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to the Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against the Company or any of its subsidiaries in a writing delivered to the Company concerning any Company Environmental Permit, Hazardous Material or Hazardous Materials Activity of the Company or any of its subsidiaries. The Company is not aware of any fact or circumstance which could involve the Company or any of its subsidiaries in any material environmental litigation or impose upon the Company any material environmental liability.

        Section 3.15. Agreements, Contracts and Commitments. Except as set forth in the Company Schedule as of the date hereof, neither the Company nor any of its subsidiaries is a party to or is bound by:

        (a) any employment or consulting agreement, contract or commitment with any officer or other employee at the director level or higher or any member of the Company Board, other than those that are terminable by the Company or any of its subsidiaries on no more than 30 days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit the Company's or any of its subsidiaries' ability to terminate employees at will;

        (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

        (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of the Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

        (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company's subsidiaries;

        (f) any joint marketing or development agreement currently in force under which the Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any material agreement pursuant to which the Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company or any of its subsidiaries and which may not be canceled without penalty upon notice of 90 days or less; or

        (g) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology except as a distributor in the normal course of business.

        Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any other party to any of the agreements, contracts or commitments to which the Company or any of its subsidiaries is a party or by which any of them are bound that are required to be disclosed in the Company Schedule pursuant to
Section 3.9 or this Section 3.15 ("Company Contracts") is, as of the date hereof, in breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Company Contract in such a manner as would permit any other party to cancel or terminate such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

        Section 3.16. Change of Control Payments. The Company Schedule sets forth, as of the date hereof, each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers or directors of the Company as a result of or in connection with the Merger.

        Section 3.17. Customs. The Company has acted with reasonable care to properly value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that the Company or any of its subsidiaries import into the United States or into any other country (the "Imported Goods"). To the Company's knowledge, there are currently no material claims pending against the Company by the U.S. Customs Service (or any foreign customs authorities) relating to the valuation, classification or marking of any of the Imported Goods.

        Section 3.18. Information. None of the information supplied by the Company for inclusion or incorporation by reference in the Offer Documents or any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        Section 3.19. Section 203 of the DGCL Not Applicable. The Company Board has taken all necessary action so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section
203) will not apply to the execution, delivery or performance of this Agreement or the Company Option Agreement or to the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND PURCHASER

         Parent and Purchaser, jointly and severally, represent and warrant to the Company as follows:

        Section 4.1. Organization and Qualification of Parent and Purchaser. Each of Parent and Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii) is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary other than in jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on Parent.

        Section 4.2. Authority.

        (a) Each of Parent and Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser, subject only to the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by each of Parent and Purchaser does not, and the performance of this Agreement by each of Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which any of their respective properties is bound or affected, other than such conflicts or violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of the parties hereto to consummate the Offer or the Merger, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair the rights of Parent or Purchaser or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of Parent or Purchaser pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective properties are bound or affected.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Parent or Purchaser in connection with the execution and delivery of this Agreement or the consummation of the Offer or the Merger, except for (i) the filing of the Schedule 14D-1 with the SEC in accordance with the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of the parties hereto to consummate the Merger.

        Section 4.3. Information. Neither the Schedule 14D-1 nor the Offer Documents, nor any of the information supplied by Parent or Purchaser for inclusion in the Schedule 14D-9, shall at the respective times they are filed with the SEC or are first published, sent or given to stockholders or upon the expiration of the Offer, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading (except for information supplied by the Company for inclusion in the Schedule 14D-1 and the Offer Documents, as to which Parent and Purchaser make no representation). None of the information supplied by Parent or Purchaser for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.

        Section 4.4. Available Funds. Parent has or has available to it, and will make available to Purchaser, all funds necessary to satisfy all of Parent's and Purchaser's obligations under this Agreement and in connection with the transaction contemplated hereby, including, without limitation, the obligation to purchase all outstanding Shares pursuant to the Offer and the Merger and to pay all related fees and expenses in connection with Offer and the Merger.

        Section 4.5. Litigation. There is no action or suit pending or, to Parent's knowledge, threatened or any judgment decree or order applicable to Parent or Purchaser or any of their directors or officers that would be reasonably expected to have a material adverse effect on the consummation of the Offer or the Merger.

                                    ARTICLE V

                                    COVENANTS

        Section 5.1. Conduct of Business by the Company. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Company Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms, the Effective Time, or such time as Parent's designees shall constitute a majority of the Company Board, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization,
(ii) keep available the services of its present officers and employees, and
(iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, except as permitted by the terms of this Agreement, and except as provided in the Company Schedule, without the prior written consent of Parent, during such period, the Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

        (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans except pursuant to written agreements outstanding, or policies existing, on the date hereof and disclosed in the Company Schedule;

        (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and disclosed in the Company Schedule, or adopt any new severance plan;

        (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property, or enter into grants to future patent, copyright or other intellectual property rights, other than non-exclusive licenses granted in the ordinary course of business and consistent with past practice (it being agreed that Parent shall not unreasonably withhold consent to any non-exclusive license agreement related to the Company's enterprise business and that Parent's failure to reasonably object to any such agreement within five business days of any request for consent shall constitute such consent);

        (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; provided that any of the Company's wholly-owned subsidiaries may declare, set aside or pay dividends or make other distributions with respect to their capital stock in the ordinary course of business and consistent with past practices.

        (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the service relationship with any employee, director or consultant pursuant to stock option or purchase agreements in effect on the date hereof (which repurchases the Company shall be obligated to effectuate if the repurchase price is less than the Offer Price);

        (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of the capital stock of the Company or any of its subsidiaries, or any securities convertible into shares of such capital stock, or subscriptions, rights, warrants or options to acquire any shares of such capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Options therefor outstanding as of the date of this Agreement, and (ii) the grant of employee stock options, consistent with the Company's established past practice for similarly situated employees, to non-officer employees who are hired in accordance with Section 5.1((k));

        (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

        (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or, except as permitted by Section 5.1((m)) or ((r)), otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or enter into any joint venture, strategic partnership or alliance;

        (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company, except sales of inventory and used equipment, or the license of the Company's products in the ordinary course of business consistent with past practice (it being agreed that Parent shall not unreasonably withhold consent to any non-exclusive license agreement related to the Company's enterprise business and that Parent's failure to reasonably object to any such agreement within five business days of any request for consent shall constitute such consent);

        (j) Incur, assume or pre-pay any indebtedness for borrowed money, guarantee any indebtedness or obligation of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, (ii) pursuant to existing credit facilities in the ordinary course of business, or (iii) as contemplated by this Agreement;

        (k) Hire any employee, except replacements for former non-officer employees, hired in the ordinary course of business consistent with past practice;

        (l) Adopt or amend any employee stock purchase or employee stock option plan, or adopt or amend any material employee benefit plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director, employee or consultant except pursuant to written agreements outstanding on the date hereof and previously disclosed in writing to Parent, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of any of its directors, officers, employees or consultants other than normal periodic salary increases for non-officer employees made in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

        (m) Make any payments outside of the ordinary course of business in an aggregate excess of $250,000;

        (n) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder;

        (o) Enter into, amend or extend any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company, other than agreements, extensions or amendments that grant non-exclusive rights to such third parties and provide for termination by the Company for convenience on not more than 60 days' notice;

        (p) Materially revalue any of its assets (other than the booking of reserves in the ordinary course of business and consistent with past practices) or, except as required by a change in law or in GAAP or the rules of the SEC, make any change in accounting methods, principles or practices, including inventory accounting practices;

        (q) Make any loans, advances or capital contributions to, or investments in, any other person or entity, except for loans, advances, capital contributions or investments between any wholly-owned subsidiary of the Company and the Company or another wholly-owned subsidiary of the Company and advances of business related expenses (including expenses related to business travel) to employees in the ordinary course and consistent with past practice;

        (r) Authorize or make capital expenditures beyond those provided in the Company's existing capital expenditure budget, or that are individually in excess of $100,000 or in the aggregate in excess of $500,000 in any calendar quarter;

        (s) Materially accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business;

        (t) Materially delay or accelerate payment of any account payable beyond or in advance of its due date or the date such liability would have been paid in the ordinary course of business;

        (u) Settle or compromise any suits or claims or threatened suits or claims for payments in an aggregate amount in excess of $500,000;

        (v) Make any tax election not required by law or settle or compromise any material tax liability;

        (w) Cancel or terminate any material insurance policy naming it as a beneficiary or a loss payable payee or permit any such policy to lapse (it being understood that the Company may renew any insurance policy in effect as of the date of this Agreement);

        (x) Increase the aggregate dollar value of inventory owned by distributors in the first and second tiers of its distribution channel (which has not been "sold through" to end-user customers and which such distributors have the right to return) above the aggregate value of such inventory at June 30, 1998;

        (y) Begin shipment of any new products to customers, except for alpha versions and not more than 50 beta versions of any product delivered to customers solely for evaluation purposes; or

        (z) Agree in writing or otherwise to take any of the actions described in Section 5.1(a) through (y) above.

        Section 5.2. Source Code Escrow.

        (a) Promptly following the execution of this Agreement, the Company agrees to deposit into escrow (the "Source Code Escrow") with Brambles NSD, Inc., or such other entity as is reasonably satisfactory to Parent and the Company (the "Escrow Agent") CDROMs containing true, correct and complete copies of the source code, together with all relevant documentation, build instructions, and any tools or libraries used in the build process that are not commercially available in off-the-shelf or shrink wrap form, for each of its currently shipping versions of products (including but not limited to versions of products in the following product families: First Aid, UnInstaller, Oil Change, Guard Dog and CSS Repair Engine for Workgroups) and versions of all products currently under development (collectively, the "Cyclone Source Code"). Such deposit shall consist of a sealed package certified by an authorized officer of the Company to contain a true, correct and complete copy of each such item of Cyclone Source Code (in form and content) as required by this Agreement. The Company and Parent will enter into an escrow agreement with the Escrow Agent with respect to the Source Code Escrow (the "Escrow Agreement") which will provide that the Company will pay all fees and expenses of the Escrow Agent and which will contain terms and conditions consistent with the provisions of this
Section 5.2 and other terms and conditions customary for such agreements.

        (b) On the day that is 18 business days following the commencement of the Offer (and, if the Offer is extended, on the day that is two calendar days prior to the then current Expiration Date and, if the Offer is extended at any one time by more than 25 days, every 20 days while the Offer is pending), the Company agrees to deposit into the Source Code Escrow a complete and updated copy of all Cyclone Source Code, any of which shall thereafter be deemed to be a part of the Cyclone Source Code.

        (c) The Escrow Agreement will direct the Escrow Agent to provide Parent reasonable access to the Cyclone Source Code for the limited purpose of ensuring that the Cyclone Source Code is what it purports to be by running a compile of the Cyclone Source Code and checking the functionality of the resulting binary code against the provided documentation. Such access shall, to the extent reasonably practicable, take place on a one-time basis with respect to each deposit of Cyclone Source Code into the Source Code Escrow, and shall be conducted with two business days prior notice to the Company and during normal business hours by a single Parent representative for whom Parent shall be responsible. Nothing in this Section 5.2((c)) shall entitle Parent to remove or make copies of the originals of the Cyclone Source Code or any part thereof. The Company shall be entitled to have a representative present at any inspection of the Cyclone Source Code by a Parent representative, provided that the Company's failure to have a representative present shall not prevent or delay Parent's right to such inspection.

        (d) The Cyclone Source Code shall be held in the Source Code Escrow at the offices of the Escrow Agent until the date on which Purchaser has accepted for payment and paid for Shares pursuant to the Offer (the "Release Date"). The Escrow Agreement shall contain provisions instructing the Escrow Agent to deliver the Cyclone Source Code to Parent or its designated representative promptly upon request at any time from and after the Release Date.

        (e) In the event that, prior to the Release Date, this Agreement shall be terminated pursuant to its terms, the Source Code Escrow shall terminate and the Cyclone Source Code shall be returned to the Company.

        Section 5.3. Access to Information.

        (a) From the date of this Agreement until the Effective Time, the Company will give, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to give Parent and Purchaser and their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and its subsidiaries and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, Purchaser and Parent Representatives, to the extent available, with such financial and operating data and such other information with respect to the business and operations of the Company and its subsidiaries as Parent and Purchaser may from time to time reasonably request subject, in each case, to the continuing obligations of the parties under the Confidentiality Agreement between Parent and the Company dated June 9, 1998 (the "Confidentiality Agreement"), which agreement shall survive until termination pursuant to the terms thereof. The Company shall furnish promptly to Parent and Purchaser a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal, state or foreign securities laws.

        (b) No investigation made by Parent, Purchaser or any Parent Representative pursuant to this Section 5.3 shall affect any representations or warranties of the parties contained in this Agreement or any conditions to their obligations hereunder.

        Section 5.4. Efforts.

        (a) Subject to the terms and conditions hereof, each of the Company, Parent and Purchaser shall, and the Company shall cause each of its subsidiaries to, cooperate and use their respective reasonable commercial efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as is practicable, including but not limited to cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, any required filings under the HSR Act, or other foreign filings and any amendments to any thereof.

        (b) If at any time prior to the Effective Time any event or circumstance relating to the Company, Parent or Purchaser, or any of their respective subsidiaries, should be discovered by the Company or Parent, as the case may be, which is required to be set forth in an amendment to the Offer Documents or the
Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance.

        (c) Each of the parties will use its reasonable commercial efforts to obtain as promptly as practicable all consents of any Governmental Entity or any other person required in connection with, and waivers of any violations that may be caused by, the consummation of the transactions contemplated by the Offer, the Merger and this Agreement.

        Section 5.5. Public Announcements. The Company, on the one hand, and Parent and the Purchaser, on the other hand, agree to attempt in good faith to consult with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement, the Offer, the Merger or the other transactions contemplated hereby, agree to provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to attempting in good faith such consultation and review, unless required by applicable law or any listing agreement with a securities exchange. This Section 5.5 shall supersede any conflicting provisions of the Confidentiality Agreement.

        Section 5.6. Employee Benefit Arrangements.

        (a) The Company shall, and Parent agrees to cause the Company to, honor and, from and after the Effective Time, the Surviving Corporation to honor, all obligations under the employment and severance agreements to which the Company or any of its subsidiaries is presently a party which are listed in the Company Schedule. Notwithstanding the foregoing, from and after the Effective Time, the Surviving Corporation shall have the right to amend, modify, alter or terminate any Company Employee Plan, provided that any such action shall not affect any rights for which the agreement or consent of the other party or a beneficiary is required; provided that, except as prohibited by the Company's 401(k) plan or applicable law, the Company will promptly take any and all actions necessary and appropriate to terminate the Company's 401(k) plan, including without limitation
(i) adoption of resolutions by the Company Board terminating the 401(k) plan immediately prior to consummation of the Offer and (ii) timely delivery of any notices required under the terms of the 401(k) plan.

        (b) Employees of the Surviving Corporation immediately following the Effective Time who immediately prior to the Effective Time were employees of the Company or any Company subsidiary shall be given credit for purposes of eligibility and vesting under each employee benefit plan, program, policy or arrangement of the Parent or the Surviving Corporation in which such employees participate subsequent to the Effective Time for all service with the Company and any Company subsidiary prior to the Effective Time (to the extent such credit was given by the Company or any Company subsidiary) for purposes of eligibility and vesting.

        Section 5.7. Indemnification.

        (a) Parent agrees that all rights to indemnification now existing in favor of any of the current or former directors and officers of the Company (the "Indemnified Parties") as provided in its Certificate of Incorporation or By-Laws, in each case as of the date of this Agreement, and in indemnification agreements between the Company and the Indemnified Parties shall survive the Merger and shall continue in full force and effect from and after consummation of the Offer in accordance with their terms, as such terms exist on the date hereof. After the Effective Time, Parent agrees to cause the Surviving Corporation to honor all rights to indemnification referred to in the preceding sentence.

        (b) Parent agrees to cause the Company, and from and after the Effective Time, the Surviving Corporation to maintain in effect for not less than six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor other policies not less advantageous (other than to a de minimus extent) to the beneficiaries of the current policies, provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 150% of the last annual premium paid by the Company prior to the date hereof (which the Company represents to be $210,000 for the 12-month period ending October 22, 1998) and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.7((b)) for such maximum amount it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

        Section 5.8. Notification of Certain Matters.

        (a) Parent and the Company shall give prompt notice in writing to the other of the occurrence or non-occurrence of any fact or event which would be reasonably likely to (i) cause any representation or warranty made by such party in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) cause any covenant or agreement made by such party under this Agreement not to be complied with or satisfied in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

        (b) Each of the Company, Parent and Purchaser shall give prompt notice in writing to the other parties hereto of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

        (c) The Company shall give prompt notice in writing to Parent of any act, omission to act, event or occurrence which, with the passage of time or otherwise, would be reasonably expected to have a Material Adverse Effect on the Company; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

        (d) The failure by the Company to provide timely notice of the occurrence or non-occurrence of any particular fact, event, act, omission to act, event, occurrence, liability or communication relating to the possible untruth or inaccuracy of any representation or warranty of the Company in this Agreement or the possible non-compliance by the Company with any covenant or obligation of the Company under this Agreement shall not constitute a failure to satisfy the condition to the Offer set forth in clause (iii)(f) of Annex I, or a basis for the Parent to terminate this Agreement pursuant to Section 7.1((c))((iv)) unless the matter or matters as to which notice was not timely sent would constitute or indicate a failure to satisfy clauses (iii) (c) or (e) of Annex I, or constitute a material breach by the Company of a covenant or obligation under this Agreement other than this Section 5.8.

        Section 5.9. State Takeover Laws. The Company shall, upon the request of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement, including the Offer and the Merger, of any state takeover law.

        Section 5.10. No Solicitation.

        (a) For purposes of this Agreement:

                (i) "Alternative Proposal" means any inquiry, proposal or offer from any person or Group relating to any direct or indirect acquisition or purchase of any product line or other material portion of the assets of the Company and its subsidiaries taken as a whole (other than the purchase of the Company's products or used equipment in the ordinary course of business), or more than a 20% interest in the total outstanding voting securities of the Company or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or Group beneficially owning 10% or more of the total outstanding voting securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                (ii) "Superior Proposal" means a bona fide offer made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the total outstanding voting securities of the Company or all or substantially all the assets of the Company, which offer is otherwise on terms which the Company Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders from a financial point of view than the Offer and the Merger, and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board is capable of being obtained by such third party.

                (iii) "Representative" means the officers, directors or employees or any investment banker, attorney, accountant or other advisor or representative retained by the Company or its subsidiaries.

                (iv) "Group" means any group as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

        (b) (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and they will direct their respective Representatives not to, directly or indirectly, (A) solicit, initiate or encourage the submission of any Alternative Proposal or (B) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate the making of any proposal that constitutes or may reasonably be expected to lead to, an Alternative Proposal. The Company and its subsidiaries will immediately cease, and will instruct and cause their respective Representatives to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Proposal. Any violation of the restrictions set forth in this Section 5.10(b)(i) by any Representative of the Company or any of its subsidiaries will be deemed to be a breach material hereof by the Company.

                  (ii) Notwithstanding the provisions of Section 5.10(b)(i), if, at any time prior to the consummation of the Offer, the Company Board reasonably determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company and its Representatives may, in response to a Superior Proposal that was unsolicited or that did not otherwise result from a breach of this Section 5.10, and subject to compliance with Section 5.10(d) and Section 5.10(f), furnish non-public information with respect to the Company and participate in discussions and negotiations regarding such Superior Proposal.

        (c) (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, neither the Company Board nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, their approval or recommendation to the Company's stockholders of the Offer, this Agreement or the Merger or (B) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any Alternative Proposal. In addition, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and they will direct their Representatives not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Alternative Proposal.

                (ii) Notwithstanding the provisions of Section 5.10(c)(i), if, at any time prior to the consummation of the Offer, the Company Board reasonably determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company Board may withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an Acquisition Agreement with respect to a Superior Proposal, provided that the Company shall have given Parent written notice (a "Notice of Superior Proposal") at least two business days prior to entering into any such Acquisition Agreement and at least two business days prior to public disclosure by the Company Board of such withdrawal, modification, approval or recommendation, advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal. Any amendment to the price or material terms of a Superior Proposal shall require an additional Notice of Superior Proposal and an additional two business day period thereafter, to the extent permitted under applicable law, prior to public disclosure by the Company Board of its recommendation with respect thereto.

        (d) In addition to the obligations of the Company set forth in Section 5.10(b) and

Section 5.10(c), the Company as promptly as practicable, and in any event within 24 hours, shall advise Parent orally and in writing of (i) any request for non-public information which the Company reasonably believes may lead to an Alternative Proposal, or of any Alternative Proposal, (ii) the material terms and conditions of such information request or Alternative Proposal, and (iii) the identity of the person making any such information request or Alternative Proposal. The Company will keep Parent informed in all material respects of the status and details (including material amendments) of any such request or Alternative Proposal.

        (e) Nothing contained in this Section 5.10 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside legal counsel, failure to so disclose would be inconsistent with applicable laws; provided that neither the Company nor the Company Board nor any committee thereof shall, except in accordance with the provisions of Section
5.10(c)(ii), withdraw or modify, or publicly propose to withdraw or modify, its position with respect to the Offer, this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Alternative Proposal.

        (f) Notwithstanding anything to the contrary in this Section 5.10, the Company will not provide any non-public information to a third party unless: (i) the Company provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (ii) such non-public information has been previously or is contemporaneously delivered to Parent.

        Section 5.11. Section 203 of the DGCL. From and after the date of this Agreement until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company will not approve any acquisition of shares of Company Common Stock by any person (other than Parent, Purchaser or their respective affiliates) which would result in such person becoming an "interested stockholder" (as such term is defined in Section 203 of the DGCL) or otherwise become subject to Section 203 of the DGCL, unless such acquisition is related to a Superior Proposal and the Company has complied with Section 5.10 and, if applicable, Section 7.3.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

        Section 6.1. Conditions. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

        (a) Stockholder Approval. The stockholders of the Company shall have duly approved and adopted this Agreement, if required by applicable law.

        (b) Purchase of Shares. The Purchaser shall have accepted for payment and paid for Shares pursuant to the Offer in accordance with the terms hereof.

        (c) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a Governmental Entity of competent jurisdiction and there shall not have been any statute, rule or regulation enacted, promulgated or issued by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the purchase of Shares illegal.

                                   ARTICLE VII

                         TERMINATION; AMENDMENTS; WAIVER

        Section 7.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company (with any termination by Parent also being an effective termination by Purchaser):

        (a) by mutual written consent duly authorized by the Board of Directors of Parent and the Company Board, subject to the concurrence of the Independent Directors to the extent required by Section 1.3(c);

        (b) by either Parent or the Company if:

                (i) the Offer is terminated, withdrawn or expires pursuant to its terms without any Shares having been purchased thereunder; provided, however, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 7.1(b)(i) if such party is in material breach of this Agreement (including if Parent or Purchaser is in breach of Section 1.1 of this Agreement) or, in the case of Parent, if Parent or Purchaser is in material violation of the terms of the Offer; or

                (ii) a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger, which order, decree, ruling or other action is final and nonappealable.

                (iii) prior to the purchase of Shares pursuant to the Offer, the Company Board has recommended, or the Company has entered into an Acquisition Agreement with respect to, a Superior Proposal; provided, however, that termination by the Company pursuant to this Section 7.1(b)(iii) shall be conditioned upon concurrent payment by the Company of the Termination Fee pursuant to Section 7.3.

        (c) by Parent prior to the purchase of Shares pursuant to the Offer if:

                (i) the Company shall have failed to include in the Schedule 14D-9 the recommendation of the Company Board that the stockholders of the Company accept the Offer;

                (ii) the Company Board or any committee thereof shall have (A) withdrawn or modified (including but not limited to by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement or the Merger, (B) approved or recommended, taken no position with respect to, or failed to recommend against any Alternative Proposal, or (C) resolved to do any of the foregoing;

                (iii) the Company or any of its subsidiaries or any of their respective Representatives participate in any discussions or negotiations with or provide any non-public information to any third party in breach of the provisions of Section 5.10;

                (iv) the Company is in material breach of any of its covenants or obligations under this Agreement; provided that if such breach is curable through the exercise of the Company's commercially reasonable efforts, Parent may not terminate this Agreement under this Section 7.1(c)(iv) unless such breach is not cured on or prior to September 30, 1998;

        (d) by the Company prior to the purchase of Shares pursuant to the Offer if:

                (i) the Offer shall not have been commenced in accordance with
Section 1.1, or Parent or Purchaser shall have failed to purchase validly tendered Shares in violation of the terms of the Offer within 10 business days after the expiration of the Offer; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is in material breach of this Agreement; or

                (ii) Parent or Purchaser is in material breach of any of its covenants or obligations under this Agreement; provided that if such breach is curable through exercise of Parent's or Purchaser's commercially reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(d)(ii) unless such breach is not cured within 20 days after giving notice to the Parent.

        Section 7.2. Notice of Termination; Effect of Termination.

        (a) Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice by the terminating party to the other parties hereto.

        (b) In the event of the termination of this Agreement as provided in
Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article VIII (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

        (c) Except as provided in Section 7.2(d), no termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        (d) In the event this Agreement is terminated pursuant to Section 7.1(b)(iii) or Section 7.1(c)(i), (ii) or (iii), the Company irrevocably waives any otherwise applicable standstill or other agreement or restrictions in favor of the Company (contractual or otherwise) on the ability and right of Parent, Purchaser or any of their affiliates to acquire Shares.

        Section 7.3. Fees and Expenses.

        (a) Except as set forth in this Section 7.3, all costs and expenses incurred in connection with this Agreement, the Offer, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not such transactions are consummated.

        (b) In the event that this Agreement is terminated pursuant to Section 7.1(b)(iii) or Section 7.1(c)(i), (ii) or (iii), the Company shall, concurrently with such termination in the case of termination by the Company pursuant to
Section 7.1(b)(iii), or within one business day after any other such termination, pay Parent a termination fee of $4,000,000 (the "Termination Fee") in immediately available funds by wire transfer to an account designated by Parent. In the event that this Agreement is terminated pursuant to Section 7.1(a), Section 7.1(b)(i) or Section 7.1(c)(iv), and at the time of such termination there is pending any offer by any person other than Parent or any affiliate of Parent to effect an Acquisition (as hereinafter defined) and, within 12 months following such termination, any person other than Parent or any affiliate of Parent effects an Acquisition, or enters into an Acquisition Agreement with the Company or commences a tender offer for an Acquisition and the transactions contemplated thereby are subsequently consummated at any time, the Company shall pay Parent the Termination Fee at or prior to the consummation of such Acquisition in immediately available funds by wire transfer to an account designated by Parent. In the event that this Agreement is terminated pursuant to Section 7.1(a), Section 7.1(b)(i) (other than a termination solely as a result of a failure to satisfy the Minimum Condition, or a failure to satisfy the conditions specified in clauses (iii)(a) or (iii)(b) of Annex I) or
Section 7.1(c)(iv), and at the time of such termination no offer by any person other than Parent or any affiliate of Parent to effect an Acquisition is pending, and, within six months following such termination, any person other than Parent or any affiliate of Parent effects an Acquisition, or enters into an Acquisition Agreement with the Company or commences a tender offer for an Acquisition and the transactions contemplated thereby are subsequently consummated at any time, the Company shall pay Parent at or prior to the consummation of such Acquisition in immediately available funds by wire transfer to an account designated by Parent an amount equal to the lesser of (A) the Termination Fee or (B) the amount, if any, by which the aggregate consideration paid to the Company and/or its stockholders in such Acquisition exceeds $126,944,000. For the purposes hereof, an "Acquisition" shall mean any merger, consolidation or other reorganization, any tender offer or other transaction or series of related transactions involving the acquisition of securities of the Company, or any sale or license of all or substantially all the business or assets of the Company, unless the stockholders of the Company prior to such transaction or series of related transactions retain following such transaction or series of related transactions (in respect of their equity interest in the Company prior thereto) more than 50% of the voting equity securities of the surviving or successor corporation to the business of the Company. The Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 7.3(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Bank of America, NT&SA, in effect on the date such payment was required to be made.

        (c) The Termination Fee shall not be deemed to be liquidated damages, and the right to the payment of the Termination Fee shall be in addition to (and not a maximum payment in respect of) any other damages or remedies at law or in equity to which Parent or Purchaser may be entitled as a result of the willful violation or willful breach of any term or provision of this Agreement or any Support Agreement.

        Section 7.4. Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

        Section 7.5. Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed and subject to the terms and conditions of Section 1.3(c) hereof, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties by the Company made in Article III shall not survive beyond the consummation of the Offer, and the representations and warranties made by Parent and Purchaser in Article IV shall not survive beyond the Effective Time.

        Section 8.2. Entire Agreement; Assignment.

        (a) This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

        (b) Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each other party (except that Parent may assign its rights and Purchaser may assign its rights, interest and obligations to any wholly-owned subsidiary of Parent incorporated in the State of Delaware without the consent of the Company provided that no such assignment shall relieve Parent of any liability for any breach by such assignee). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 8.3. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

        Section 8.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

          If to Parent or the Purchaser:
          Networks Associates, Inc.
          2805 Bowers Avenue
          Santa Clara, California  95051
          Attn: Richard Hornstein, Esq.
          Fax:  (408) 346-3038

          with a copy to:
          Gray Cary Ware & Freidenrich LLP
          400 Hamilton Avenue
          Palo Alto, California  94301
          Attn: Dennis C. Sullivan, Esq.
                Bradley J. Rock, Esq.
          Fax:  (650) 327-3699

          If to the Company:

          CyberMedia, Inc.
          2850 Ocean Park Blvd., Suite 100
          Santa Monica, California  90405
          Attn: Chief Executive Officer
          Fax:  (310) 581-4751

          with a copy to:

          Wilson Sonsini Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California  94304-1050
          Attn: Arthur F. Schneiderman, Esq.
                Blair W. Stewart, Jr., Esq.
                Daniel R. Mitz, Esq.
          Fax:  (650) 493-6811

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

        Section 8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 8.6. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement, unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense. The words "herein," "hereby," "hereof," "hereto," "hereunder" and words of similar import refer to this Agreement.

        Section 8.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        Section 8.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby, subject to the terms and conditions hereof, are fulfilled to the fullest extent possible.

        Section 8.9. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except with respect to Sections Section 5.6 and Section 5.7 and the obligations of the parties following consummation of the Offer which are intended for the benefit of the Company's stockholders, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 8.10. Certain Definitions. As used in this Agreement:

        (a) the term "affiliate", as applied to any Person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise;

        (b) the term "Person" or "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
Act);

        (c) the term "subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to 50% or more of the vote for the election of the board of directors or other governing body of such corporation or other legal entity;

        (d) the term "Material Adverse Effect" when used in connection with an entity means any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of such entity and its subsidiaries, taken as a whole, except for those changes, events and effects that (i) are directly caused by conditions affecting the United States economy as a whole or affecting the industry in which such entity competes as a whole, which conditions do not affect such entity in a disproportionate manner, or (ii) are related to or result from the announcement or pendency of the Offer and/or the Merger; and

        (e) the phrase "to the Company's knowledge" refers to the actual knowledge of any of the following officers and employees of the Company: Kanwal Rekhi, James R. Tolonen, Alex Klyce, Nancy Tullos and Jane Wike.

        Section 8.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, without posting any bond or proving that damages would be inadequate.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                          Networks Associates, Inc.

                          By:    /s/ Richard Hornstein
                                 -----------------------------------------
                          Name:  Richard Hornstein
                          Title: Vice President, Legal Affairs and Corporate
                                 Development


                          Cyclone Acquisition Corp.

                          By:    /s/ Richard Hornstein
                                 -----------------------------------------
                          Name:  Richard Hornstein
                          Title: Vice President, Legal Affairs and
                                 Corporate Development


                          CyberMedia, Inc.

                          By:    /s/ Kanwal Rekhi
                                 -----------------------------------------
                          Name:  Kanwal Rekhi
                          Title: Chief Executive Officer and Chairman of the
                                 Board

                                     Annex I

                             TENDER OFFER CONDITIONS

         The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement and Plan of Merger to which this Annex is attached, except that the term "Merger Agreement" shall be deemed to refer to such Agreement and Plan of Merger.

         Notwithstanding any other provisions of the Offer, Purchaser shall not be required to accept for payment or pay for any tendered Shares, if at the Expiration Date (i) the Minimum Condition is not satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated, or
(iii) any of the following exist:

        (a) any statute, rule, regulation, legislation, ruling, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable to the Offer or the Merger, by any Governmental Entity of competent jurisdiction that (1) makes illegal or otherwise prohibits consummation of the Offer or the Merger, (2) prohibits or materially limits the ownership or operation by Parent or Purchaser of all or any substantial portion of the business or assets of the Company (or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole), or compels Parent or Purchaser to dispose of, divest or hold separately all or any substantial portion of the business or assets of Parent, Purchaser or the Company (or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole), or imposes any material limitation on the ability of Parent or Purchaser to conduct its business or own such assets, (3) imposes any material limitation on the ability of Parent or Purchaser effectively to acquire, hold or exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Purchaser or Parent on the adoption of the Merger Agreement and all other matters properly presented to the Company's stockholders, (4) requires divestiture by Parent or Purchaser of any Shares, or (5) results in a Material Adverse Effect on the Company; or

        (b) there shall be instituted and pending any action or proceeding by any Governmental Entity that would reasonably be expected to result in any of the consequences referred to in clauses (1) through (5) of paragraph (a) above; or

        (c) any change shall have occurred that has had, or reasonably would be expected to have, a Material Adverse Effect on the Company; or

        (d) the Merger Agreement shall have been terminated in accordance with its terms; or

        (e) any of the representations and warranties of the Company set forth in the Merger Agreement, when read without any exception or qualification as to materiality or Material Adverse Effect, shall not be true and correct, as if such representations and warranties were made immediately prior to the consummation of the Offer (except as to any such representation or warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date), except where the failure or failures to be so true and correct, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect on the Company; or

        (f) the Company shall have failed to perform or to comply with any of its obligations, covenants or agreements under the Merger Agreement in any material respect.

         The foregoing conditions (including those set forth in clauses (i) and (ii) of the initial paragraph) are for the benefit of Parent and Purchaser and may be asserted by Parent or Purchaser regardless of the circumstances giving rise to any such conditions (except for any action or inaction in material breach of the Merger Agreement by Parent or Purchaser) and, except for the Minimum Condition, may be waived by Parent or Purchaser, in whole or in part, at any time and from time to time in their sole discretion, in each case, subject to the terms of the Merger Agreement. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.